UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2006

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2006, a wholly-owned subsidiary of General Mills, Inc. entered into an Aircraft Time Sharing Agreement with Stephen W. Sanger, our Chairman and Chief Executive Officer, that will enable Mr. Sanger to reimburse us for his personal use of corporate aircraft. Mr. Sanger will lease corporate aircraft and pay an amount equal to the aggregate actual expenses of each specific flight, up to the maximum established under the Federal Aviation Administration rules. These expenses may include items such as fuel and oil; travel expenses of the crew; hangar and tie down costs away from the aircrafts’ base of operation; insurance obtained for the specific flight; landing fees, customs; in-flight food and beverages; passenger ground transportation; and flight planning services. Prior to the adoption of this Agreement, the aggregate incremental cost of Mr. Sanger’s personal use of corporate aircraft was recorded and disclosed as compensation to him in our SEC filings. In the future, Mr. Sanger will reimburse us under the terms of the Time Sharing Agreement to the extent that the aggregate incremental cost of his personal use of corporate aircraft exceeds $50,000 in any fiscal year. He will not be required to reimburse us for the first $50,000 of incremental cost during any fiscal year and such amount will continue to be recorded and disclosed as compensation in our SEC filings.

This description is qualified in its entirety by reference to the Aircraft Time Sharing Agreement, which is filed with this Current Report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Aircraft Time Sharing Agreement dated December 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	GENERAL MILLS, INC.
	By:	/s/ Siri S. Marshall
		Name: Title:	Siri S. Marshall Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Form of Aircraft Time Sharing Agreement dated December 21, 2006.